EXHIBIT 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Jack K. Heilbron, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Presidio Property Trust, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 12, 2020	By:	/s/ Jack K. Heilbron
Jack K. Heilbron,
Chief Executive Officer
(Principal Executive Officer)